EXHIBT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moving Box, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1/A, Amendment No. 8, of our report dated June 3, 2011, of Moving Box, Inc. relating to the financial statements as of March 31, 2011 and 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

July 1, 2011